Exhibit (a)(3)

SCHEDULE A

LEGG MASON PARTNERS INCOME TRUST

Amended and Restated

Designation of Series of Shares of Beneficial Interests in the Trust

(Effective as of August 14, 2007)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Shares of the Trust into 29 Series; and

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration have authorized the division of Shares of the Trust into an additional Series to be called “Legg Mason Partners Tax Efficient Core Plus Income Fund” effective as of August 14, 2007, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below; and

WHEREAS, the Trustee(s) of the Trust wish to amend and restate the Designation of Series of Shares of Beneficial Interests in the Trust to reflect the establishment and designation of such additional Series;

NOW THEREFORE, the following Series of the Trust have been established and designated, with such rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason Partners Adjustable Rate Income Fund
2.	Legg Mason Partners California Municipals Fund
3.	Legg Mason Partners California Tax Free Bond Fund
4.	Legg Mason Partners Core Bond Fund
5.	Legg Mason Partners Core Plus Bond Fund
6.	Legg Mason Partners Diversified Strategic Income Fund
7.	Legg Mason Partners Global High Yield Bond Fund
8.	Legg Mason Partners Global Income Fund
9.	Legg Mason Partners Government Securities Fund
10.	Legg Mason Partners High Income Fund
11.	Legg Mason Partners Inflation Management Fund
12.	Legg Mason Partners Intermediate Maturity California Municipals Fund
13.	Legg Mason Partners Intermediate Maturity New York Municipals Fund
14.	Legg Mason Partners Intermediate-Term Municipals Fund
15.	Legg Mason Partners Investment Grade Bond Fund
16.	Legg Mason Partners Managed Municipals Fund
17.	Legg Mason Partners Massachusetts Municipals Fund
18.	Legg Mason Partners Municipal High Income Fund
19.	Legg Mason Partners New Jersey Municipals Fund
20.	Legg Mason Partners New York Municipals Fund
21.	Legg Mason Partners New York Tax Free Bond Fund
22.	Legg Mason Partners Oregon Municipals Fund
23.	Legg Mason Partners Pennsylvania Municipals Fund
24.	Legg Mason Partners Short Duration Municipal Income Fund
25.	Legg Mason Partners Short/Intermediate U.S. Government Fund
26.	Legg Mason Partners Short-Term Investment Grade Bond Fund
27.	Legg Mason Partners Strategic Bond Fund
28.	Legg Mason Partners Tax Efficient Core Plus Income Fund
29.	Western Asset Emerging Markets Debt Portfolio
30.	Western Asset Global High Yield Bond Portfolio

1. Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

SCHEDULE B

LEGG MASON PARTNERS INCOME TRUST

Amended and Restated

Designation of Classes

(Effective as of November 13, 2007)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Series of the Trust into one of more Classes of Shares; and

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration have authorized the classification and designation of Class FI and Class R shares of certain series of the Trust, effective as of November 13, 2007, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below; and

WHEREAS, the Trustees of the Trust wish to amend and restate the Designation of Classes to reflect the establishment and designation of such Classes with respect to such Series;

NOW THEREFORE, the Classes listed below with respect to the identified Series of the Trust have been established and designated, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

	SERIES	CLASSES
1.	Legg Mason Partners Adjustable Rate Income Fund	A, B, C, I, FI, R
2.	Legg Mason Partners California Municipals Fund	A, B, C, I, FI, R
3.	Legg Mason Partners California Tax Free Bond Fund	A, B, C, O
4.	Legg Mason Partners Core Bond Fund	A, B, C, I, FI, R
5.	Legg Mason Partners Core Plus Bond Fund	A, B, C, I, FI, R
6.	Legg Mason Partners Diversified Strategic Income Fund	A, B, C, I, FI, R
7.	Legg Mason Partners Global High Yield Bond Fund	A, B, C, I, FI, R
8.	Legg Mason Partners Global Income Fund	A, B, C, FI, R
9.	Legg Mason Partners Government Securities Fund	A, B, C, I, 1, FI, R
10.	Legg Mason Partners High Income Fund	A, B, C, I, FI, R
11.	Legg Mason Partners Inflation Management Fund	A, C, I, FI, R
12.	Legg Mason Partners Intermediate Maturity California Municipals Fund	A, C, I, FI, R
13.	Legg Mason Partners Intermediate Maturity New York Municipals Fund	A, C, I, FI, R
14.	Legg Mason Partners Intermediate-Term Municipals Fund	A, B, C, O, I, FI, R
15.	Legg Mason Partners Investment Grade Bond Fund	A, B, C, I, FI, R
16.	Legg Mason Partners Managed Municipals Fund	A, B, C, I, 1, FI, R
17.	Legg Mason Partners Massachusetts Municipals Fund	A, B, C, I, FI, R
18.	Legg Mason Partners Municipal High Income Fund	A, B, C, I, FI, R
19.	Legg Mason Partners New Jersey Municipals Fund	A, B, C, I, FI, R
20.	Legg Mason Partners New York Municipals Fund	A, B, C, I, FI, R
21.	Legg Mason Partners New York Tax Free Bond Fund	A, B, C, O
22.	Legg Mason Partners Oregon Municipals Fund	A, B, C, I, FI, R
23.	Legg Mason Partners Pennsylvania Municipals Fund	A, B, C, I, FI, R
24.	Legg Mason Partners Short Duration Municipal Income Fund	A, C, I, FI, R
25.	Legg Mason Partners Short/Intermediate U.S. Government Fund	A, B, C, O, FI, R
26.	Legg Mason Partners Short-Term Investment Grade Bond Fund	A, B, C, I, FI, R
27.	Legg Mason Partners Strategic Bond Fund	A, B, C, O, I
28.	Legg Mason Partners Tax Efficient Core Plus Income Fund	—
29.	Western Asset Emerging Markets Debt Portfolio	—
30.	Western Asset Global High Yield Bond Portfolio	—

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.